Exhibit 4.11

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SOUTHERN COMPANY GAS CAPITAL CORPORATION

BYLAWS

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Adopted effective as of December 31, 2024

SOUTHERN COMPANY GAS CAPITAL CORPORATION

BYLAWS

ARTICLE I
Offices
Section 1.    Registered Office. The registered office of the Corporation, as designated in the Certificate of Incorporation, may be changed from time to time by resolution of the Board of Directors and by filing notice of such change as required by law.
Section 2.    Principal Office. The Corporation’s principal office shall be within or without of the State of Alabama and such office may be changed from time to time by resolution of the Board of Directors.
Section 3.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Alabama as the Board of Directors may from time to time determine or the business of the Corporation may require to the extent not prohibited by law.
ARTICLE II
Meetings of Stockholders
Section 1.    Locations. All meetings of stockholders shall be held at the Corporation’s principal office or at such other place either within or without the State of Alabama as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
Section 2.    Annual Meetings. Meetings of the stockholders shall be held annually on such date as the Board of Directors shall determine. At the annual meeting, the stockholders shall elect a Board of Directors by plurality vote, and shall transact any other business as may properly come before the meeting.
Section 3.    Special Meetings. Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by (i) the Chairman, the President or the Board of Directors; (ii) the holders of not less than ten percent (10%) of all the Shares entitled to be cast on any issue proposed to be considered at the proposed special meeting or if such holders sign, date and deliver to the Corporation’s President or Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held, who shall, within 21 days of the receipt of such demand, cause notice to be given of the meeting to be held within the minimum time following the notice prescribed in Section 4 below; or (iii) the holders of not less than ten percent (10%) of the votes entitled to be cast at the special meeting who signed a demand under clause (ii) above if notice was not given within the 21 days after such demand or the special meeting was not held in accordance with the notice.
Section 4.    Notice of Stockholders’ Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail or by any other means permitted by the Alabama

Business Corporation Law, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
Section 5.    Stockholder List. After fixing a record date for a meeting, the officer having charge of the stock transfer books for Shares of the Corporation shall prepare an alphabetical list of the names of all its stockholders who are entitled to notice of a stockholders’ meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each stockholder. The stockholders’ list must be available for inspection by any stockholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office. A stockholder, or his or her agent or attorney, is entitled on written demand to inspect and, for a proper purpose, to copy the list, during regular hours and at its expense, during the period it is available for inspection. The Corporation shall make the list available at the meeting, and any stockholder, or his or her agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment thereof. The stock transfer records of the Corporation shall be prima facie evidence as to who are the stockholders entitled to examine the stockholders’ list or transfer records or to vote at any meeting of stockholders.
Section 6.    Business of Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 7.    Quorum of Stockholders. A majority of the Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of stockholders. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to the stockholders entitled to vote at the meeting. Every meeting of the stockholders may be adjourned from time to time until its business is completed, and except as provided herein or by applicable law, no notice need be given of such adjourned meeting.
Section 8.    Action by Stockholders. If a quorum is present, the affirmative vote of the majority of the Shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Constitution of Alabama as the same may be amended from time to time, statute, or the Certificate of Incorporation.
Section 9.    Voting. Each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each Share having voting power held by such stockholder. A proxy may be appointed by an instrument in writing subscribed by such stockholder or the stockholder’s duly authorized attorney-in-fact. The proxy holder need not be a stockholder. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
Section 10.    Waiver of Notice. Whenever any notice is required to be given to any stockholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. A stockholder’s attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter before action is taken on the matter.
Section 11.    Action by Stockholders Without a Meeting. Any action required to be taken at a meeting of stockholders of the Corporation may be taken without a meeting if the action is taken by all stockholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the stockholders entitled to vote on the action, and such consent shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The record date for determining the stockholders entitled to take action without a meeting is the date the first stockholder signs the consent.
ARTICLE III
Board of Directors
Section 1.    General Powers; Number, Tenure and Qualifications. All corporate powers shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, comprised of three (3) persons. The Board may increase or decrease the number of directors to not less than one (1) nor more than fifteen (15) by action of the Board of Directors. Directors shall be natural persons of the age of at least nineteen (19) but need not be residents of the State of Alabama or stockholders of the Corporation. Directors shall be elected at each annual meeting of the stockholders, and shall hold office until the next succeeding annual meeting of stockholders or until their successors are elected and qualified.
Section 2.    Vacancies. If a vacancy occurs on the Board: (i) the stockholders may fill the vacancy; (ii) the board of directors may fill the vacancy; or (iii) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy, if it is one that the directors are authorized to fill, by the affirmative vote of a majority of all the directors remaining in office. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of stockholders. If there are no directors in office, then the stockholders may hold a special meeting to elect directors.
Section 3.    Location of Meetings. Meetings of the Board of Directors, regular or special, shall be held at the Corporation’s principal office unless otherwise specified in the notice thereof, in which event the meeting shall be held where specified in the notice, either within or without the State of Alabama.

Section 4.    Organizational Meeting. The first meeting of each newly-elected Board of Directors shall be held immediately after and in the same place as the annual meeting of stockholders. No notice of such meeting shall be necessary to the newly-elected directors in order to legally constitute the meeting, provided a quorum is present.
Section 5.    Regular Meetings. Regular meetings of the Board of Directors shall be held on the day and time specified by resolution of the Board of Directors. No notice of regular meetings need be given, unless the time and place of such meetings are other than those stated therein.
Section 6.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or President or any two (2) or more directors on twenty-four (24) hours’ personal, telephonic, e-mail, or telegraphic notice to each director, or preceded by at least two days’ notice, if by another permitted form of notice, of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting. Attendance at or participation by a director at a special meeting (i) waives objection to lack of any required notice or defective notice of the meeting, unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the director objects to considering the matter before action is taken on the matter.
Section 7.    Meetings by Conference Telephone, etc. Meetings of the Board of Directors and of any committee thereof may be held by means of a conference telephone or other communication by which all directors participating may simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at any such meeting.
Section 8.    Quorum of Directors. A majority of the fixed number of directors shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board unless the Certificate of Incorporation requires the vote of a greater number of directors. A director is, unless established to the contrary, presumed present for quorum purposes for the remainder of the meeting at which the director has been present for any purpose. A director who is present at a meeting of the Board or any committee of the Board when corporate action is taken is deemed to assent to the action taken place unless (i) the director objects at the beginning of the meeting (or promptly upon arrival) to holding it or transacting business at the meeting or, as to a matter required under the Certificate of Incorporation or these Bylaws to be included in the notice of the purpose of the meeting, the director objects before action is taken on the matter; (ii) the director’s dissent or abstention from action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
Section 9.    Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if the action is taken by all members of the Board and evidenced by one or more consents in writing, setting forth the action so taken, shall be signed by each member of the Board or committee, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken is effective when the last director signs the consent, unless the consent specifies a different effective date. Such consent shall have the same effect as a unanimous vote.
Section 10.    Committees. The Board of Directors may create one (1) or more committees, each committee to consist of one (1) or more members, who serve at the pleasure of the Board. The creation of a committee and appointment of members to it must be approved by the greater of (i) a majority of all the directors in office when the action is taken or (ii) the number of directors required by the Certificate of Incorporation or Bylaws to take action. To the extent specified by the Board or in the Certificate of Incorporation or Bylaws, each committee may exercise the authority of the Board of Directors, shall have and may exercise all the authority of the Board of Directors in the management of the business and affairs of the Corporation; except that no such committee shall have the authority of the Board of Directors with reference to (1) authorizing distributions, (2) approving or proposing to stockholders actions requiring approval by stockholders, (3) filling vacancies on the board of directors or on any of its committees, (4) amending the Certificate of Incorporation, or (5) adopting, amending or repealing these Bylaws.
Section 11.    Committee Meetings, Minutes and Reports. Meetings of any committee of the Board may be called by the President, or by the chairman of the committee, at any time upon personal, telephonic, telegraphic, written or such other notice as may be determined by such committee. A majority of the members of each committee may fix such committee’s rules of procedure, determine its manner of acting, and fix the time and place, whether within or without the State of Alabama, of its meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors whenever required or requested.
Section 12.    Compensation. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attending each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
Section 13.    Transactions with Directors, etc. A director’s conflicting interest transaction is not void or voidable and may not be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a stockholder or by or in the right of the Corporation, because the director, or any person with whom or which he or she has a personal, economic, or other association, has an interest in the transaction, if:
(1)    The material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the qualified directors, even though the qualified directors be less than a quorum; or

(2) The material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee, or the stockholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.
ARTICLE IV
Notices
Section 1.    Notice Requirements. If Alabama laws prescribe requirements for notices or other communications in particular circumstances, those requirements govern. If the Certificate of Incorporation, or other provisions in these Bylaws prescribe requirements for notices or other communications, not inconsistent with Alabama law, those requirements govern. Otherwise, any notices or communications by the Corporation shall be done pursuant to this Article IV and in accordance with Section 10A-2A-1.41 of the Alabama Business Corporation Law.
Section 2.    Manner of Giving Notice. Notices must be in writing unless oral notice is reasonable in the circumstances. A notice may be given by any method of delivery, except that notice by electronic transmission must be in accordance with Section 10A-2A-1.41 of the Alabama Business Corporation Law. If the methods of delivery are impracticable, a notice or other communication from the corporation may be given by means of a broad non-exclusionary distribution to the public (which may include a newspaper of general circulation in the area where published; radio, television, or other form of public broadcast communication; or other methods of distribution that the corporation has previously identified to its stockholders). A notice to a corporation may be delivered to the corporation’s registered agent at its registered office or to the secretary at the corporation’s principal office. A notice to a stockholder may be delivered by electronic mail to the electronic mail address for that stockholder required to be included in the record of stockholders maintained pursuant to Section 10A-2A-16.01(d) of the Alabama Business Corporation Law, unless that stockholder has previously notified the corporation in writing that the stockholder objects to receiving notices and other communications by electronic mail. Any notice or communication may be delivered by another form of electronic transmission if consented to by the stockholder and if such transmission is retrievable in a perceivable form. Any notice or other communication from the corporation to any other person may be delivered by electronic transmission if consented to by the recipient and if such transmission is retrievable in a perceivable form. Any consent given under this subsection may be revoked with respect to future notices or communications by the person who consented by written notice to the person to whom the consent was delivered.
Section 3.    Restrictions on Electronic Transmission of Notices. A notice or other communication may no longer be delivered to an electronic mail address or other electronic transmission address if (i) the Corporation receives notice from the information processing system into which the notice or other communication was entered that two consecutive notices or other communications given by electronic transmissions have not been delivered to the electronic mail address or other electronic transmission address to which the notice or other communication was directed, and (ii) the notice of non-delivery becomes known to the secretary or an assistant secretary or to the transfer agent, or another person responsible for the giving of notices or other communications for the corporation; provided, however, the inadvertent failure to recognize the notice of non-delivery as a cessation of authority to provide a stockholder with notice by electronic mail or other electronic transmission shall not invalidate any meeting or other action.
Section 4.    Receipt of Electronic Transmissions. Unless otherwise agreed between the sender and the recipient, a notice or other communication by electronic transmission is received when it enters an information processing system directed to (i) in the case of a stockholder, the electronic mail address for the stockholder required to be included in the record of stockholders maintained pursuant to Section 10A-2A-16.01(d) of Alabama Business Corporation Law or other electronic transmission address at which the stockholder has consented to receive notice or other communications by electronic transmission, or (ii) in the case of any other recipient, the electronic transmission address at which the recipient has consented to receive notice or other communications by electronic transmission; and it is in a form capable of being processed by that system.
Section 5.    Effective Date of Notices. A Notice, if in a comprehensible form or manner, is effective at the earliest of the following:
(a)    if in a physical form, the earliest of when it is actually received, or when it is left at a stockholder’s address included in the record of stockholders maintained by the Corporation, or a director’s residence or usual place of business; or at a corporation’s registered office or principal office;
(b)    if mailed by United States mail postage prepaid and addressed to a stockholder at the stockholder’s address included in the record of stockholders maintained by the Corporation, upon deposit in the mail;
(c)    if mailed by United States mail postage prepaid and addressed to a recipient other than a stockholder at the address included in the Corporation’s records, the earliest of (i) when it is actually received, or (ii) if sent by registered or certified mail, return receipt requested, the date shown on the return receipt signed by, or on behalf of the addressee, or (iii) five days after it is deposited in the United States mail;
(d)    if sent by a nationally recognized commercial carrier that issues a receipt or other confirmation of delivery, the earliest of when it is actually received or the date shown on the receipt or other confirmation of delivery issued by the commercial carrier;
(e)    if an electronic transmission, when it is received as provided in Section 2 of this Article; and
(f)    if oral, when communicated.
Section 6.    Form of Electronic Transmission. A notice or other communication may be in the form of an electronic transmission that cannot be directly reproduced in paper form by the recipient through an automated process used in conventional commercial practice only if (i) the electronic transmission is otherwise retrievable in perceivable form, and (ii) the sender and the recipient have consented in writing to the use of such form of electronic transmission.
Section 7.    Notice Not Required. Whenever a notice or communication would otherwise be required to be given to a stockholder, the notice or communication need not be given if the Corporation is not permitted to deliver the notice or communication by electronic transmission pursuant to this Article of the Bylaws and (i) notices and communications to stockholders of two consecutive annual meetings, and all notices and communications of meetings during the period between those two consecutive annual meetings, have been sent to that stockholder at that stockholder’s address included in the record of stockholders maintained by the Corporation and have been returned undeliverable or could not be delivered; or (ii) all, but not less than two, distributions to stockholders during a 12-month period, or two consecutive distributions to stockholders during a period of more than 12 months, have been sent to that stockholder at that stockholder’s address included in the record of stockholders maintained by the Corporation and have been returned undeliverable or could not be delivered; or (iii) no address has been provided to the Corporation by or on behalf of a stockholder and the Corporation has not otherwise obtained an address for that stockholder it believes to be reliable. In addition, if any stockholder to which this Section applies delivers to the Corporation a written notice or communication setting forth that stockholder’s then-current address, the requirement that notice and communication be given to that stockholder shall be reinstated.
Section 8.    No Unlawful Communication. Whenever a notice or communication is required to be given to any person with whom notice to or communication with is unlawful, the giving of the notice or communication to that person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give the notice or communication to that person. Any action or meeting which shall be taken or held without notice or communication to the person with whom notice to or communication with is unlawful shall have the same force and effect as if the notice or communication had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate or other filing instrument with the Alabama Secretary of State, the certificate or other filing instrument shall state, if that is the fact and if notice or communication is required, that notice or communication was given to all persons entitled to receive notice or communication except those persons with whom notice to or communication with is unlawful.
Section 9.    Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice and shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.
ARTICLE V
Officers
Section 1.    Number. The Board of Directors shall elect the Corporation’s officers. The Board of Directors or a duly appointed officer may appoint one or more officers or assistant officers. The Board of Directors shall delegate to one of the officers responsibility for preparing minutes of the directors’ and stockholders’ meetings and for authenticating records of the Corporation. Any number of offices may be held by the same person.
Section 2.    Election. The Board of Directors, at its annual organizational meeting, may choose a Chairman, Vice Chairman, President, one or more Vice Presidents, a Secretary, a Treasurer or such other officers as it deems necessary or desirable. If the officers, or any of them, for any reason should not be elected at the Board of Directors’ organizational meeting, they may be elected at any regular or special meeting of the Board of Directors.
Section 3.    Appointive Officers. The Board may from time to time appoint or delegate the appointment of such other officers as it may deem necessary, including one or more Assistant Secretaries and one or more Assistant Treasurers. Such officers shall hold office for such period, have such authority and perform such duties, subject to the control of the Board, as are in these Bylaws provided or as the Chairman of the Board, the President or the Board may from time to time prescribe. The President shall have authority to appoint and remove agents and employees and to prescribe their powers and duties and may authorize any other officer or officers to do so.
Section 4.    Compensation. The salaries and other compensation of the Corporation’s principal officers shall be fixed by the Board of Directors, after taking account of any recommendations by any committee which is authorized to advise the Board with respect to compensation. The Board may from time to time delegate to any principal officer or to any committee power to fix the salaries and other compensation for all other Corporation officers, employees and agents. The action of the Board of Directors in so fixing officer compensation shall not be rendered invalid by reason of the fact that a director voted in favor of a resolution fixing said director’s own salary or by reason of the fact that his or her presence was necessary to constitute a quorum of the Board.
Section 5.    Term, Removal, Resignation and Vacancies. The Corporation’s officers shall hold office until their successors are elected and qualified. Any officer may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. An officer may resign at any time by giving notice to the Corporation. A resignation is effective when the notice is given unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.
Section 6.    Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors, and of the stockholders. In general, he or she shall perform all the duties incident to the office of Chairman of the Board, and such other duties as the board may from time to time determine or as may be prescribed by these Bylaws.
Section 7.    Vice Chairman. The Vice Chairman, in the absence, inability or disability of the Chairman, shall perform the Chairman’s duties. The Vice Chairman shall have such other duties as may be prescribed by the Board of Directors from time to time.

Section 8.    President. The President shall be the chief executive officer of the Corporation, and subject to the control of the Board of Directors, shall determine the Corporation’s basic policies, have general supervision of its business and affairs and be responsible for all internal operations of the Corporation. The President shall report to the Board of Directors, and shall be responsible for personnel, and shall designate and assign the duties of the officers under his or her supervision, at the direction or with the approval of the Board of Directors.
The President shall have the authority to execute bonds, mortgages and other contracts and instruments requiring a seal, under the seal of the Corporation; and shall have the authority to endorse, when sold, assigned, transferred, or otherwise disposed of, all certificates for shares of stock, bonds, securities or evidences of indebtedness issued by other corporations, associations, trusts, individuals or entities, whether public or private, or by any government or agency thereof, which are owned or held by the Corporation, and to make, execute and deliver all instruments of assignment or transfer of any stocks, bonds, securities, evidences of indebtedness, agreements, or other property owned or held by the Corporation in any capacity. He shall, under the supervision of the Board, be responsible for all investments of the Corporation and shall have full authority to do any and all things delegated to him by the Board of Directors or by any committee of the Board having authority.
Section 9.    Vice Presidents. The Vice Presidents, in order of their seniority or as designated by the Board of Directors, shall in the absence, inability or disability of the President, perform the duties and exercise the powers of said office, and when so acting shall be subject to all restrictions upon the President. At all other times the Vice Presidents shall perform such other duties and exercise such other powers as the Board of Directors may prescribe, or as the President may delegate.
Section 10.    Treasurer. The Treasurer shall be the Corporation’s chief financial officer and shall have the custody of such property and assets of the Corporation as may be entrusted to him or her by the Board of Directors or by the President. The Treasurer shall, subject to the general supervision of the Board of Directors and any audit committee thereof, have general supervision and authority over the Corporation’s books and accounts, its methods and systems of recording and keeping account of its business transactions and of its assets and liabilities, and within such authority, prepare and deliver all reports and returns required of the Corporation by law or by any governmental or regulatory authority pertaining to the condition of the Corporation and its assets and liabilities. The Treasurer shall be responsible for preparing statements showing the Corporation’s financial condition and results of operation, and shall furnish such reports and financial records as may be required or requested by the Board of Directors, the Chairman or the President. The Treasurer shall receive and give receipt for funds due and payable to the Corporation, shall have charge and custody of all funds and securities of the Corporation and shall deposit all such funds in the Corporation’s name in such banks and depositories selected or authorized by the Board. The Treasurer shall perform or cause to be performed all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.
Section 11.    Assistant Treasurers. The Assistant Treasurer, or if there are more than one, the Assistant Treasurers in the order designated by the Board of Directors shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and at all other times shall perform such duties and have such powers as the Board of Directors, the Chairman, the President or the Treasurer may prescribe from time to time.
Section 12.    Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall keep the minutes of all proceedings of such meetings in books kept for these purposes, and shall perform like duties for the standing committees of the Board when required. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or the President. The Secretary shall have custody of the corporate seal of the Corporation and shall affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of any Assistant Secretary. The Secretary shall also keep a stock ledger containing the names of all persons who are now or hereafter become stockholders of the Corporation showing their places of residence, the respective number of Shares held by them, and the time when they respectively became the holders of such Shares.
Section 13.    Assistant Secretary. The Assistant Secretary, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the power of the Secretary, and at all other times shall perform such other duties and have such other powers as the Board of Directors, the Chairman, the President or the Secretary may from time to time prescribe.
Section 14.    Corporation, Officer and Employee Bonds. The Board of Directors shall fix and prescribe the amount of bond, if any, that may be required of the Corporation, and of each officer and employee of the Corporation. Such bonds shall be made by a bonding company or companies authorized to make such bonds in Alabama or any other applicable jurisdiction, and in such form as may be approved by the Corporation’s Board of Directors. The Board of Directors may in its discretion, require an increase in the amount of such bond or other additional bond and security, as the Board deems necessary, desirable or expedient for the better protection of the Corporation and those with whom it does business.
Section 15.    Execution of Instruments. The Chairman and the President are authorized, in their discretion, and to the extent permitted herein and by law, to do and perform any and all corporate and official acts in carrying on the Corporation’s business, including, but not limited to, the authority to make, execute, acknowledge and deliver all deeds, mortgages, releases, bills of sale, assignments, transfers, leases, powers of attorney or of substitution, proxies to vote stock, or any other instrument in writing that may be necessary in the purchase, sale, lease, assignment, transfer, management or handling in any way of property of any description held or controlled by the Corporation, in any capacity. This shall include authority from time to time, to borrow money in such amounts, for such lengths of time, at such rates of interest and upon such terms and conditions as any said officer may deem proper, and to evidence the indebtedness thereby created by executing and delivering in the Corporation’s name, promissory notes or other appropriate evidences of indebtedness. The enumeration herein of particular powers shall not restrict in any way the general powers and authority of said officers. The Board may authorize any other officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be delegated by the person so authorized; but unless so authorized by the Board or these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount. In addition to the Treasurer, the Secretary or any Vice President, Assistant Treasurer or Assistant Secretary is authorized to attest the signature of the President or Chairman and to affix the corporate seal to any and all instruments requiring such attestation or execution under seal.
Section 16.    Receipts, Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as shall from time to time be determined by resolution of the Board. The President, any Vice President, the Treasurer, any Assistant Treasurer or any other officer or employee designated by the Board of Directors, is authorized and empowered on behalf of the Corporation and in its name to endorse checks and warrants, to draw drafts, to give receipts for money due and payable to the Corporation, and to sign such other papers and do such other acts as are necessary or appropriate to perform his duties.
ARTICLE VI
Capital Stock
Section 1.    Certificates. Every holder of fully-paid Corporation Shares shall be entitled to have a certificate, signed in the Corporation’s name by the Chairman, the President, the Treasurer or a Vice-President and by the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of Shares and the designation of the series, if any, owned by him or her. Certificates representing Corporation Shares shall be issued in numerical order, and the Corporation’s seal or a facsimile thereof may be affixed to each certificate. The signature of any of the specified officers may be actual or a facsimile. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid. Shares or interests in the stock of corporations are personal property, transferable on the books of the Corporation in the manner provided by law.
Section 2.    Stock Records. A record shall be kept of the respective names of persons owning the Shares represented by certificates, the number of Shares represented by such certificates, respectively, and the respective issue dates thereof, and in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and a new certificate or certificates shall not be issued in exchange for any existing certificates until such existing certificate shall have been so cancelled, except in cases otherwise provided for in this Article VI.
Section 3.    Stock Transfer. Corporation Shares shall be transferred only upon the Corporation’s books by the registered holder thereof, either in person or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with the Corporation’s duly appointed transfer agent, upon payment of all taxes on such transfer, and surrender of properly endorsed certificates for such Shares. The Corporation shall be entitled to recognize the exclusive right of a person or entity registered on its books as the owner of Shares entitled to receive dividends and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as may otherwise be required by the laws of Alabama. The Corporation’s obligation to effect a transfer of Shares shall be subject to all provisions of the Certificate of Incorporation and these Bylaws, and to any applicable restrictions on transfer imposed or permitted pursuant to such Certificate of Incorporation, these Bylaws, or applicable law or agreement.
Section 4.    Lost, Destroyed and Mutilated Certificates. The holder of any Shares shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, and after the expiration of such period of time as it may determine to be advisable, cause a new certificate or certificates for Shares of stock to be issued, upon the surrender of the mutilated certificate, or in case of loss or destruction of the certificate, upon proof satisfactory to the Board of such loss or destruction. The Board may, in its sole discretion, require the owner of the lost, destroyed or mutilated certificate, or his legal representatives, to give the Corporation a bond, in such sum and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.
Section 5.    Record Date. For the purpose of determining stockholders entitled to notice of a stockholders’ meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors of the Corporation may fix the record date but not to exceed, in any case, seventy (70) days before the meeting or action requiring a determination of stockholders. A determination of stockholders entitled to notice of or to vote at a stockholders’ meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
Section 6.    Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for Shares of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one (1) or more transfer agents and one (1) or more registrars, and may require all certificates for Shares of the Corporation to bear the signature or signatures of any of them.
ARTICLE VII
General Provisions
Section 1.    Declaration of Distributions. Except as otherwise expressly provided by the Certificate of Incorporation, distributions with respect to the Corporation’s Shares may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, property, or in Shares of the Corporation of any class or series.
Section 2.    Reports to Stockholders. Upon the written request of a stockholder, the Corporation shall deliver or make available to the requesting stockholder by posting on its website or by other generally recognized means annual financial statements for the most recent fiscal year of the Corporation for which annual financial statements have been prepared for the Corporation. If financial statements have been prepared for the Corporation on the basis of generally accepted accounting principles for that specified period, the Corporation shall deliver or make available those financial statements to the requesting stockholder. If the annual financial statements to be delivered or made available to the requesting stockholder are audited or otherwise reported upon by a public accountant, the report shall also be delivered or made available to the requesting stockholder. The Corporation shall deliver, or make available and provide written notice of availability of, the financial statements required herein to the requesting stockholder within five business days of delivery of the written request to the Corporation. The Corporation may fulfill its responsibilities under this section by delivering the specified financial statements, or otherwise making them available, in any manner permitted by the applicable rules and regulations of the United States Securities and Exchange Commission. As a condition to delivering or making available financial statements to a requesting stockholder, the Corporation may require the requesting stockholder to agree to reasonable restrictions on the confidentiality, use, and distribution of the financial statements. The Corporation may, if it reasonably determines that the stockholder’s request is not made in good faith or for a proper purpose, decline to deliver or make available the financial statements to that stockholder.
Section 3.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 4.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the words “Seal” or “Corporate Seal” and “Alabama”, as impressed in the margin hereof. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced or otherwise used on document or instrument.
Section 5.    Indemnification.
(a)    The Corporation shall indemnify all persons who may be indemnified by the Corporation to the full extent required or permitted by law, including but not limited to the indemnification provided in Sections 10A-2A-8.50 through 10A-2A-8.58 of the Alabama Business Corporation Law, as such Alabama Business Corporation Law now or hereafter exists.

(b)    Expenses (including attorneys’ fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided in subsections (b) and (c) of this Section upon (1) if authorized pursuant to subsection (b), receipt of a written affirmation by the director, officer, employee or agent of good faith belief that he has met the appropriate standard of conduct provided in subsection (b), (2) receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent that it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in subsections (b) and (c) of this Section, and (3) a determination that the facts then known to those making the determination would not prevent indemnification under these Bylaws.

(c)    The indemnification authorized by this Section shall not be deemed exclusive of and shall be in addition to any other right to which those indemnified may be entitled under any statute, rule of law, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a person.

(d)    The Corporation may purchase and maintain insurance or furnish similar protection (including but not limited to trust funds, self-insurance reserves, or the like) on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or under Sections 10A-2A-8.50 through 10A-2A-8.58 of the Alabama Business Corporation Law, as such law now or may hereafter exists.

(e) For purposes of these Bylaws, the phrase official capacity shall mean (i) with respect to a director, the office of director in the Corporation; and (ii) when used with respect to an individual other than a director, the office in the Corporation held by an officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. Official capacity does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

ARTICLE VIII
Amendment of Bylaws
These Bylaws may be altered, amended, added to, or repealed and new Bylaws adopted by the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if notice of such proposed action is contained in the notice of such special meeting. The Board of Directors may not alter, amend, add to, or repeal any By-Law establishing what constitutes a quorum at meetings of the stockholders. These Bylaws also may be altered, amended, added to or repealed and new Bylaws adopted by majority vote of the stockholders at any annual meeting thereof, or at any special meeting if notice of such proposed action shall have been given to each stockholder.